FOR FURTHER INFORMATION CONTACT:
Kay Osbourn
Chief Financial Officer
(512) 837-7100
PR@citizensinc.com

FOR IMMEDIATE RELEASE
April 11, 2014

Citizens, Inc. Schedules First Quarter 2014 Reporting

• News release on results planned for Tuesday, May 6, 2014
• Investor conference call scheduled for Wednesday, May 7, 2014 at 10:00 AM CDT

AUSTIN, TEXAS (April 11, 2014) – Citizens, Inc., (NYSE: CIA) today announced its anticipated schedule for first-quarter 2014 reporting.

On Tuesday, May 6, 2014, Citizens plans to issue its news release regarding first-quarter ended 2014 results. On Wednesday, May 7, 2014, Citizens expects to conduct a conference call to discuss operating results at 10:00 AM Central Time (11:00 AM ET). The conference call will be hosted by Rick D. Riley, Vice Chairman and President, Kay Osbourn, Chief Financial Officer, and other members of the Company’s management team.

To participate in the Citizens, Inc. conference call, please dial (888) 481-2844 and ask to join the Citizens’ call. We recommend participants dial in three to five minutes before the call is scheduled to begin. A recording of the conference call will be available on Citizens' website www.citizensinc.com in the Investor Information section under News Release & Publications following the call.

Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company utilizes a three-pronged strategy for growth based upon worldwide sales of U.S. Dollar-denominated, whole life, cash value insurance policies, life insurance product sales in the U.S. and the acquisition of other U.S.-based life insurance companies.